Registration Statement No. 333-237342

Filed Pursuant to Rule 433

Dated November 22, 2021

The ETNs are not insured by the FDIC, and may lose value. Continued on next page Overview The MicroSectors™ Travel Exchange Traded Notes (ETNs) are linked to the performance of the MerQube MicroSectors™ U.S. Travel Index. Each ETN offers investors a return based on changes in the level of the MerQube MicroSectors™ U.S. Travel Index, compounded daily, before taking into account fees. Each ETN has a specified leverage factor that is reset daily. This fact sheet relates to two separate ETN offerings. Each ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide its respective return of the underlying index’s cumulative return for periods greater than a day. The MerQube MicroSectors™ U.S. Travel Index The MerQube MicroSectors™ U.S. Travel Index tracks the performance of large and liquid U.S. domiciled companies operating in industries related to travel and tourism. The Index is weighted based on liquidity, subject to capping rules to ensure diversification. More information about the Index can be found here. Hypothetical and Historical Index Performance Ticker Exchange Traded Note FLYU MicroSectors™ Travel 3X Leveraged ETNs FLYD MicroSectors™ Travel -3X Inverse Leveraged ETN ETN Details FLYD FLYU Intraday Indicative Value FLYDIV FLYUIV CUSIP 06368J101 06368J200 ISIN US06368J1016 US06368J2006 Daily Investor Fee¹ 0.95% per annum, accrued on a daily basis 0.95% per annum, accrued on a daily basis Daily Financing/Interest Rate2 US Federal Funds Effective Rate minus the Spread of 2% per annum, accrued on a daily basis* Federal Reserve Bank Prime Loan Rate plus the Financing Spread of 2.75% per annum, accrued on a daily basis** Leverage Factor -3X +3X Leverage Reset Frequency Daily Daily Exchange NYSE Arca NYSE Arca Issuer Bank of Montreal Bank of Montreal Initial Trade Date TBD TBD Maturity Date 6/28/2041 6/28/2041 U.S. Travel Leveraged & Inverse Leveraged Exchange Traded Notes Top 10 Index Constituents Ticker Name Weight DIS Walt Disney Company 13.51% ABNB Airbnb, Inc. 8.47% UBER Uber Technologies, Inc. 8.22% CCL Carnival Corporation 6.77% AAL American Airlines Group, Inc. 6.55% BKNG Booking Holdings Inc. 5.89% UAL United Airlines Holdings, Inc. 5.35% DAL Delta Air Lines, Inc. 4.11% NCLH Norwegian Cruise Line Ltd. 3.79% EXPE Expedia Group, Inc. 3.11% As of 11/22/2021. Index weightings and constituents are subject to change. MerQube MicroSectorsTM U.S. Travel Index (TR) BlueStar Travel and Vacation Index (TR) Solactive Travel & Leisure Index (TR) 2016 2017 2018 2019 2020 2021 0 50 100 150 200 Source: Bloomberg L.P. Data from 12/31/2015 to 11/19/2021. Past performance does not guarantee future results. The Solactive MicroSectors™ Oil & Gas Exploration & Production Index was created by MerQube in 2021, and was launched on 11/1/2021. Index data prior to that date is hypothetical and reflects the application of the index methodology in hindsight. The hypothetical data cannot completely account for the impact of financial risk in actual trading. Past historical or hypothetical data is not a guarantee of future Index performance. 1 The Daily Investor Fee is a per annum number that accrues on a daily basis. 2 The Daily Financing & Interest Rates are per annum numbers that accrue on a daily basis. The Daily Financing Rate applies to FLYU, and the Daily Interest Rate applies to FLYD. * The Spread will initially be 2%, but may be increased to up to 4% at our option. ** The Financing Spread will initially be 2.75%, but may be increased to up to 5% at our option. The ETNs are not insured by the FDIC, and may lose value. Bank of Montreal, the issuer of the ETNs (“Bank of Montreal” or the “Issuer”), has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and prospectus with the Securities and Exchange Commission (the “SEC”) for each of the offerings to which this document relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, product supplements, prospectus supplement and prospectus if so requested by calling toll-free at 1-877-369-5412. The ETNs are senior, unsecured debt obligations of Bank of Montreal and are subject to Bank of Montreal’s credit risk. Investment suitability must be determined individually for each investor, and the ETNs may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own financial advisors as to these matters. The leveraged and leveraged inverse ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs. The ETNs do not guarantee the return of your investment. If the Closing Indicative Note Value or the Intraday Indicative Value for the ETNs is equal to or less than $0 at any time during an Exchange Business Day (as described in the applicable pricing supplement), you will lose all of your investment in the ETNs. Even if the Index level has increased or decreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, as described in the applicable pricing supplement. Leverage increases the sensitivity of your ETNs to changes in the level of the Index. The ETNs are not suitable for investors with longer-term investment objectives. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs. Due to the effect of compounding, if the Indicative Note Value changes, any subsequent adverse change of the Index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant. The ETNs are subject to intraday purchase risk. The Indicative Note Value is reset daily, and the leverage or exposure of the ETNs during any given Exchange Business Day may be greater than or less than the amount indicated by the name of the ETN. The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay any interest, and you will not have any ownership rights in the Index constituents. The Index level used to calculate any payment on the ETNs may be different from the Index level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs be redeemed. The Issuer may sell additional ETNs, but is under no obligation to do so. Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain. The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market. There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and they may not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictable factors. The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business, hedging and trading activities, or as Calculation Agent of the ETNs, and may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future. The Index has limited actual historical information. The Index Sponsor (as defined in the applicable pricing supplement) may adjust the Index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index. The Index lacks diversification and is vulnerable to fluctuations in the U.S. travel industry. A limited number of Index constituents may affect the Index Closing Level, and the Index is not necessarily representative of its focus industry. An Index constituent may be replaced upon the occurrence of certain events. Use of Hypothetical Back-Tested Data — The historical data of the Index shown herein is from November 1, 2021. Any Index data shown prior to that date is hypothetical and a result of the application of the Index methodology to historical data, and has inherent limitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk in actual trading. Alternative modeling techniques or assumptions may produce different hypothetical back-tested information that might be more appropriate and that might differ significantly from the information presented herein. The hypothetical back-tested data herein should not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing the Index. Historical and hypothetical back-tested results are neither an indicator nor a guarantee of future Index performance or the return of the ETNs. Please see the “Risk Factors” section in the applicable pricing supplement. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ETNs. MicroSectors™ and REX™ are registered trademarks of REX Shares, LLC (“REX”). The trademarks have been licensed for use for certain purposes by Bank of Montreal. The ETNs are not sponsored or sold by REX or any of its affiliates or third-party licensors (collectively, “REX Index Parties”). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. REX Index Parties’ only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice. MerQube does not sponsor, endorse, sell, promote or manage any securities that are offered by third parties and that seek to provide an investment return based on the performance of the Index. MerQube makes no assurance that the notes or any other investment products based on the Index will accurately track index performance or provide positive investment returns. MerQube is not an investment advisor, and MerQube makes no representation regarding the advisability of investing in any such securities. MerQube and its third-party data providers and licensors (collectively the “MerQube Parties”) do not-guarantee the accuracy, completeness, timeliness or availability of the any data relating to the Index (the “Content”). The MerQube Parties are not responsible for any errors or omissions, regardless of the cause, for the results obtained from the use of the Content. THE CONTENT IS PROVIDED ON AN “AS IS” BASIS, AND THE MERQUBE PARTIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, FREEDOM FROM BUGS, SOFTWARE ERRORS OR DEFECTS, OR THAT THE CONTENT’S FUNCTIONING WILL BE UNINTERRUPTED. In no event shall the MerQube Parties be liable to any party for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs) in connection with any use of the Content, even if advised of the possibility of such damages. Call Us 203-557-6201 Email Us info@rexshares.com Visit Us www.microsectors.com U.S. Travel Leveraged & Inverse Leveraged Exchange Traded Notes

SECTOR SPECIFIC EXCHANGE TRADED NOTES TARGET YOURTRADING POWER FIND OUT MORE MICROSECTORS™ PROVIDES CONCENTRATED EXPOSURE TO INVESTABLE MARKET SEGMENTS THAT HEAVILY INFLUENCE MANYINVESTOR PORTFOLIOS. DEVELOPED AS TRADING OR INVESTING INSTRUMENTS, MICROSECTORS™ GIVES SOPHISTICATEDINVESTORS SPECIFIED EXPOSURES TO POPULAR NICHES OF THE MARKET. THE BENEFITS TARGETED Trade the stocks you know in the sectors you follow. Concentrated exposure toinvestable market segments that heavily influence many investor portfolios. LEVERAGED & INVERSE Realize your potential to generate alpha and experience the market like never beforewith versatile levels of exposure to your preferred market segment. β BETA Beta or 1x products allow for a new standard of portfolio building blocks that provideprecise and targeted exposure. EFFICIENT Precise investment & trading tools give you maximum control. SEE THE PRODUCTS THE PRODUCTS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS NEWS ABOUT SUBSCRIBE TERMS AND CONDITIONS PRIVACY POLICY Bank of Montreal, the issuer of the ETNs ("Bank of Montreal" or the "Issuer"), has filed a registration statement (including pricing supplements, product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each of the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412. The ETNs are senior, unsecured debt obligations of Bank of Montreal, and are subject to Bank of Montreal’s credit risk. The leveraged and inverse ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in those ETNs. The ETNs do not guarantee any return of your investment. For example, with respect to some ETNs, if the closing Indicative Note Value or the Intraday Indicative Value (each as defined in the applicable pricing supplement) for the ETNs is equal to or less than $0 at any time during a relevant trading day, you will lose all of your investment in the ETNs. Even if the Index Closing Level has increased or decreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, with the loss magnified by any leverage, each as described in more detail in the applicable pricing supplement. Leverage (if applicable) increases the sensitivity of your ETNs to changes in the level of the applicable index. Investment suitability must be determined individually for each investor, and the ETNs are not suitable for all investors. The leveraged and inverse ETNs are not suitable for investors with longer-term investment objectives. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies. In particular, the leveraged and inverse ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to some of the ETNs. Due to the effect of compounding, if the Indicative Note Value increases, any subsequent adverse change in the applicable index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant; the converse is also true. The ETNs are subject to intraday purchase risk. The Indicative Note Value of the leveraged and inverse ETNs is reset daily, and the leverage or exposure of the ETNs during any relevant trading day may be greater than or less CLICK THE PRODUCT CATEGORIES BELOW FOR THEIR RESPECTIVE MICROSECTORS™ PRODUCT PAGES, ETN FACTSHEETS AND PROSPECTUS. LEVERAGED & LONG EXPOSURE LEVERAGED & INVERSE EXPOSURE *U.S. TRAVEL PLANNED FOR ISSUANCE IN DECEMBER 2021 FLYU FLYD OIL & GAS EXP. & PROD. OILU OILD FANG & INNOVATION BERZ BULZ GOLD MINERS GDXD GDXU BIG OIL NRGU NRGD BIG BANKS BNKD BNKU FANG+ FNGO FNGU GNAF FNGZ FNGD FNGS SUBSCRIBE SIGN UP FOR OUR NEWSLETTER BELOW Email: info@rexshares.com Phone: 203-557-6201 1261 Post Road Fairfield, CT 06824 email address Subscribe than that contemplated by the name of a particular leveraged ETN. The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay anyinterest, and you will not have any ownership rights in the applicable index constituents. The Index Closing Level used to calculate anypayment by the Issuer of the ETNs may be different from the Index Closing Level at other times during the term of the ETNs. There arerestrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time youelect to request that the ETNs be redeemed. The Issuer may sell additional ETNs, but is under no obligation to do so. Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain. The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNsin the secondary market. There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and theymay not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictablefactors. The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business,hedging and trading activities, or as Calculation Agent (as defined in the applicable pricing supplement) of the ETNs, and may havepublished research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, andmay do so in the future. Each index has limited actual historical information. The Index Calculation Agent (as defined in the applicable pricing supplement), mayadjust the index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday indexvalue and the end-of-day closing value of the index. The indices lack diversification and are vulnerable to fluctuations in the applicablesector. A limited number of index constituents may affect each Index Closing Level, and the Indices are not necessarily representative oftheir focus industry. An index constituent may be replaced upon occurrence of certain events. The manner in which each index selectsits components may differ from how other index providers or market participants might do so. Use of Hypothetical Back-Tested Data - The historical data of the Indices shown herein is from the dates displayed. Any index datashown prior to that date is hypothetical and a result of the application of the index methodology to historical data, and has inherentlimitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk inactual trading. Alternative modeling techniques or assumptions may produce different hypothetical back-tested information that might bemore appropriate and that might differ significantly from the information presented herein. The hypothetical back-tested data hereinshould not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing theindex. Historical and hypothetical back-tested results are neither an indicator nor a guarantee of future index performance or the return of theETNs. Please see the “Risk Factors” section in the pricing supplement, any applicable product supplement, the prospectus supplement andthe prospectus relating to the applicable offering. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Weurge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ETNs. MicroSectors™ and REX™ are registered trademarks of REX Shares, LLC (“REX”). The trademarks have been licensed for use for certainpurposes by Bank of Montreal. The ETNs are not sponsored or sold by REX or any of its affiliates or third-party licensors (collectively,“REX Index Parties”). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or anymember of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of any Index totrack general market performance. REX Index Parties’ only relationship to Bank of Montreal with respect to each Index is the licensing ofthe Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for andhave not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or inthe determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligationor liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not arecommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice. Copyright © 2021 REX Shares.

THENEWSTANDARDINSECTORSPECIHCTRADINGTDOLS Pnoglicrg NEW5 ABOUT siiB5QRiBE 4.33%) FNGU 47.13D +1t18(+Z.57%) FNGD 1.72“ -o.o4(-2.56%) FNGO 54.99 +o,9si+1.s2%i FNGZ 2.27” -c"< Sou ce T‘Odll'iQ\/lE\"/ ‘s "‘ll'\J1E calm feed delix U.S. TRAVEL The MicroSectors" U5. Travel lineup of exchange traded notes will provide +3>< leveraged exposure and —3x inverse leveraged exposure to the performance of the MerQube MicroSectorsT“ U.S. Travel index. LEARN MORE ABOUT BMO ETNs ABOUT LEVERAGED & +3X _3X LEVERAGED & LONG EXPOSURE lNVERSE EXPOSURE *U.S. TRAVEL Fiyu Fm) PLANNED FOR l5SUANCE |N DECEMBER 202T MicroSei:tors Travel 5X Leveraged ETN Fact Sheet Prospectus MicroSec’iors Travel -5X Inverse Leveraged ETN Fact Sheet Prospectus WHAT IS THE U.S. TRAVEL INDEX’? The MerOube MicroSectors"" U.S Travel Index tracks the performance of large. liquid U S. listed and domiciled companies operating in the following RBlCS Sub Industries related to travel and tourism I Africa and Non—US Americas Air Passenger Services I MUHEREQVOO Air Passenger Transportation I Amusement Centers and Theme Parks I Multi—Type Passenger Transportation I Asia/Pacific Air Passenger Service Providers I Ocean-Going Cruise Lines I Budget Hotels and Motels I Passenger Car Rental I Casinos and Casino Hotels I River Cruise Lines I Europe Air Passenger Service Providers I Tour Operators I Full-Service Hotels and Resorts I Travel Agencies I Hospitality industry Software I Travel Publishers - Hosoitahty IT Services - UnIted States AIr Passenger ServIce Provnders - Luxury Hotels and Resorts - Vacation OwnersnIp Operators I Mixed Usage Trayet Arrangement and Reservation - WInter Sports - MIxed—Type Hotels. Motets and Resorts The Index rebaIances monthly and reconsntutes quarterly. The IncIex‘s underlying c0mI:IositIon Is weIgnted based on IIquIdIty. subtect to sIngIe component cappmg rutes to ensure dIversIfIcatIon. LEARN MORE ABOUT THE MERQUBE MICROSECTORS U.S. TRAVEL INDEX MERQUBEBMCROSECTORSllS.TRAVELINDEXCOMPONENTS* 12.069% WALT DISNEY COMPANY I 420% AVIS BUDGET GROUP INC. I0.970% AIRBNB. INC. CLASS A I 037% JETBLUE AIRWAYS CORPORATION 7.535% UBER TECHNOLOGIES. INC. 0.880% \/AIL RESORTS. INC. 6.843% AMERICAN AIRLINES GROUP. INC. 0 774% ALASKA AIR GROUP. INC. 6.333% CARNIVAL CORPORATION 0.715% TRIPADYISOR. INC. 5.789% UNITED AIRLINES HOLDINGS, INC. 0.489% MARRIOTT VACATIONS WORLDWIDE 5.743% BOOKING HOLDINGS INC. CORPORATION 4.292% DELTA AIR LINES, INC 0.465% BOYD GAMING CORPORATION 3.7I6% NORWEGIAN CRUISE LINE HOLDINGS LTD 0 433% SIX FLAGS ENTERTAINMENT CORPORATION 3.209% EXPEDIA GROUP. INC 0 371% CHURCHILL DOWNS INCORPORATED 2.939% ROYAL CARIBBEAN GROUP 0.362% SEAWORLD ENTERTAINMENT. INC. 2.836% SOUTHWEST AIRLINES CO. 0.359% HYATT HOTELS CORPORATION CLASS A 2.782% LYFT. INC CLASS A 0.343% WYNDHAM HOTELS & RESORTS, INC 2.749% WYNN RESORTS. LIMITED 0.262% TRAVEL + LEISURE CO. 2.687% LAS VEGAS SANDS CORP. 0.258% ALLEGIANT TRAVEL COMPANY Z.359% PENN NATIONAL GAMING. INC. 0 232% HILTON GRAND VACATIONS. INC. 2.339% MARRIOTT INTERNATIONAL. INC. CLASS A 0.211% CHOICE HOTELS INTERNATIONAL. INC. 2.063% MGM RESORTS INTERNATIONAL 0.‘I67% JOBY AVIATION. INC. 2.0I 0% HILTON WORLDWIDE HOLDINGS INC 1.959% CAESARS ENTERTAINMENT INC ‘Index reconstztutes quarterty. rebatences monthly. Components as of SOD II/15/2D2I. PERFORMANCE Hypcmnlul Ifld Hlmulul Index I>¢m=IIII-m —Me|Q0o: Mi:|oSectM§"' U.S. Yrivel lndﬂ (YR) iBIueSli| Ylivel and Vacation Index (Tl) iSolaclIve Yrivel It letsure Index [WI zsn zw 150 100 so n Den Mir IIIII Sen Dec mu Jun sen Dec MZI lllll Seu Dec MM Jllll Sen De: um lllll Seu Dec m=I I|1|\ Sen 15 zs 16 as as 11 17 11 11 as 1a Ia 1a 19 19 19 as 20 20 20 20 21 11 21 Source Eitoornberg L P Data Irorn s/2I/2oIs I0 TO/29/ZOZT Past DBYIOYTYIQIICG noes ncl gueramee Tuture 'esuIIs Ins MevQube MIcrI>ssc:nrs‘~ 0 s Tra\/cI Inccx was Crtatcd by Merutmc In 2o2I. and was Ieuncnnd on II/I/2021 Inenx data DYIOY In tnet datr Is nyI>I>InetILsI and reﬂects tre BIJDIICSIIOI‘ of tne IVIUEX Y"ELVtL)dOIOQy In tTIY\(1SIg]V7[ The 'Iyp0ItletIC8| date can-not (.OYIYDI9[eIy accnunt IOI the Irr1pBCI nr IInsnsIsI rIsI< In actuaI Iredwq Pest I'n5tQrICaI nr IIyI>oIIrsIILsII1stsIs nnt 5 guarantee oI Tuture Index Oorforrnanco Insrutrne does not soonsov. endorse. seII KIVCTYYOIQ or rnanage any se¢nIIIIss Inst are offered by ttnrd names and that sssx [O prcwdu an II‘IVE>t'Y\CITt rzturrv based on inc pcrfurnwormc QI‘ the Index M::rQLIbc rnakcs r10 assLIrI:rI|:: that tnc notes or ary cthcr Invsstrnsnt prodmts based on tnc Index WIII ac:uratcIy track Index perfornnancc or pvoytdc DOSIIIVC Investment returns MerGub2 Is not an IrWesIrnenI ﬂO\IS{1r.EI'IG M/s\r®uI':e rnakes no rEDresenIatI0rI re§JEIroIr‘<J I've ad‘/IsabIIIIy OI I'IvesIIrI<J In any such SCCLJHIICS MerQubP and I15 ‘.nIId—parIy d5I€ nrnmsrs and |Icens0's (COIIéCIIvéIy the 'MerQtIhe Part Es: do n0I—§IueIar\tee Ine accuracy cornmeteness UTYIQIIIIGSS or 5\/aIIab1I|ty I» Ins any data VQIHUYIQ to Ins Index ttns "Content"? Tne Mertiobe PurtIes are not rssI>I>nsInIs ‘or any errors or DVWISSIQWS regarrﬂess of Ins cause for the results Imtarnsn ‘vcrn the use I>= the Ccrvtervt. TI-IE c0I\IrENr IS PROVIDED on AN “AS IS“ BASIS. AND THE MERGUBE PARTIES DISCLAIM ANV AND ALL Exwnsss on IMPLIED WARRANTIES INCLUDING BUT NUT LIMITED TU. ANV WARRANTIES OF WERCHANTABILITV OR FITNESS FOR A PARTICULAR Purwoss on use. rnssnon won sues. s0FT\/yARE Ennons on Dsrscrs. on rnAr THE conrgtws FUNCTIONING \\/ILL EIE LININTERRLIP'ED In no even’ snaIl Ihe Merﬂube Parhes be IIabIe to any party Tar any dIrecI IncIIre:I InC‘dCI1ta| cxcrnptary, COvY7QCY7Sd{O1\/. DIJ'7ItI\C, spccml or C0rI5<3qOcntIaI damages costs. expenses IegeI tees or Iossos (Ir'cIudIr‘g_wt*It1utIIrr\ItatIon Iosr Irvcnrne or Inst Proﬁts and Dr1BOrt\.nIIV costs) In vonrxectmn \~/Itt'I -:n/ use of the Content even II adv sad of the I)OSSIL7IIIty at soon damages Iv‘ TERMS AND CONDITIONS PRIVACY POLiCV Bank of Montreal, the issuer of the ETNs ("Bank of Montreal" or the “lssuer"), has filed a registration statement (including pricing supplements, product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC“) about each of the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has flied with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at wwwsecgg, Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412 The ETNs are senior, unsecured debt obligations of Bank of Montreal, and are subject to Bank of Montreal’s credit risk. The leveraged and inverse ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio, They are designed to achieve their stated investment objectives on a daily basis, You should proceed with extreme caution in considering an investment in those ETNs. The ETNs do not guarantee any return of your investment. For example, with respect to some ETNs, if the closing Indicative Note Value or the lntraday indicative Value (each as defined in the applicable pricing supplement) for the ETNs is equal to or less than $0 at any time during a relevant trading day, you will lose all of your investment in the ETNs. Even if the index Closing Level has increased or decreased, as applicable, from the initial index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, with the loss magnified by any leverage, each as described in more detail in the applicable pricing supplement. Leverage (if applicable) increases the sensitivity of your ETNs to changes in the level of the applicable index, Investment suitability must be determined individually for each investor, and the ETNs are not suitable for all investors. The leveraged and inverse ETNs are not suitable for investors with longer-term investment objectives. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies. In particular, the leveraged and inverse ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to some of the ETNs. Due to the effect of compounding, if the indicative Note Value increases, any subsequent adverse change in the applicable index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant; the converse is also true. The ETNs are subject to lntraday purchase risk. The Indicative Note Value of the leveraged and inverse ETNs is reset daily, and the leverage or exposure of the ETNs during any relevant trading day may be greater than or less than that contemplated by the name of a particular leveraged ETN. The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETi\is do not pay any interest, and you will not have any ownership rights in the applicable index constituents. The index Closing Level used to calculate any payment by the Issuer of the ETNs may be different frorn the Index Closing Level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs be redeemed, The Issuer may sell additional ETNs, but is under no obligation to do so, Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain, The lntraday indicative Value and the indicative Note Value are not the same as the closing price or any other trading price of the ETi\ls in the secondary market, There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and they rnay not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictable factors. The issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business, hedging and trading activities, or as Calculation Agent (as defined in the applicable pricing supplement) of the ETNs, and may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future. Each index has limited actual historical information. The Index Calculation Agent (as defined in the applicable pricing supplement), may adjust the index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the lntraday index value and the end-of-day closing value of the index. The indices lack diversification and are vulnerable to fluctuations in the applicable sector. A limited number of index constituents may affect each Index Closing Level, and the indices are not necessarily representative of their focus industry. An index constituent may be replaced upon occurrence of certain events. The manner in which each index selects its components may differ from how other index providers or market participants might do so. Use of Hypothetical Back-Tested Data - The historical data of the indices shown herein is from the dates displayed, Any index data shown prior to that date is hypothetical and a result of the application of the index methodology to historical data, and has inherent limitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk in actual trading. Alternative modeling techniques or assumptions may produce different hypothetical back-tested information that might be more appropriate and that might differ significantly from the information presented herein. The hypothetical back-tested data herein should not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing the index, Historical and hypothetical back»tested results are neither an indicator nor a guarantee of future index performance or the return of the ETl\ls. Please see the “Risk Factors" section in the pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus relating to the applicable offering‘ This lniormation is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ElNs. MicroSectors‘M and REX” are registered trademarks of REX Shares, LLC (“RE><"). The trademarks have been licensed for use for certain purposes by Bank of Montreal, The ETi\ls are not sponsored or sold by REX or any of its afiiliates or third-party licensors (collectively, “REX Index Parties"). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or any member oi the public regarding the advisability of investing in securities generally or in the ETl\is particularly or the ability of any Index to track general market performance. REX Index Parties‘ only relationship to Bank of Montreal with respect to each Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties‘ REX index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or liability in connection vi/ith the administration, marketing or trading of the ETNs. inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice. Copyright © 2021 REX Shares‘